Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Vocera Communications, Inc. of our report dated December 19, 2016, relating to the financial statements of Extension, LLC, which report appears in the Current Report on Form 8-K/A of Vocera Communications, Inc. (No. 001-35469), and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Moss Adams LLP

San Francisco, California
January 8, 2018